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EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) for an aggregate of 1,000,000 shares of Common Stock, $.001 par value, pertaining to the Enterprises Solutions, Inc. 2000 Restricted Stock Plan, of our report dated April 9, 2000 with respect to the financial statement of Enterprises Solutions, Inc. included in Amendment No. 2 to its Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on July 6, 2000.


                                             /s/ Van Buren & Hauke, LLC
                                             --------------------------
                                                 Van Buren & Hauke, LLC

New York, New York
September 12, 2000